UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On August 11, 2017, the Board of Directors of CalAmp Corp. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as its independent registered accounting firm. The Board of Directors determined that this change was warranted as a result of the Company’s continued growth since first engaging BDO on August 28, 2015.

The audit reports of BDO on the Company’s consolidated financial statements as of and for the fiscal years ended February 29, 2016 and February 28, 2017, and the effectiveness of internal control over financial reporting as of February 29, 2016 and February 28, 2017, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended February 29, 2016 and February 28, 2017, and the subsequent interim period through August 11, 2017, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years, other than the following. In connection with the interim review for the quarter ended November 30, 2016, BDO reported a disagreement with management regarding the recognition of revenue in connection with certain sales made to international licensees. The Company satisfactorily resolved the matter by recording the adjustment which reduced revenue in the stated period.

The board of directors discussed this matter with BDO. The Company has authorized BDO to respond fully to the inquiries of the successor accountant regarding this matter. In addition, during the two most recent fiscal years and the subsequent interim period through August 11, 2017, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that BDO furnish a letter addressed to the SEC stating whether or not BDO agrees with the statements noted above. A copy of the responsive letter, dated August 15, 2017, from BDO is attached hereto as Exhibit 16.1.

(b) Newly Appointed Independent Registered Public Accountant

On August 11, 2017, the Board of Directors appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended February 28, 2018 and the effectiveness of internal control over financial reporting as of February 28, 2018.

During the Company’s two most recent fiscal years and the subsequent interim period through August 11, 2017, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
16.1	Letter from BDO USA LLP to the Securities and Exchange Commission dated August 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.
Registrant

	By:	/s/ Kurtis J. Binder
Kurtis J. Binder
Executive Vice President and Chief Financial Officer

Dated: August 16, 2017